EXHIBIT 11

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use of our report dated August 1, 1997 on the financial statements of The Matterhorn Growth Fund, Inc., referred to therein in Post-Effective Amendment No. 19 to the Rgistration Statement on Form N1-A, File No. 2-67610, as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in the Prospectus under the captions "Financial Highlights" and "Accountants".


                                                     /s/ McGladrey & Pullen, LLP

New York, New York
October 22, 1997